                                                                  EXHIBIT (D)(3)

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                           PUGET SOUND ENERGY, INC.

                          OFFER TO PURCHASE FOR CASH
                        ANY AND ALL OUTSTANDING SHARES
                OF THE FOLLOWING SERIES OF ITS PREFERRED STOCK

     Adjustable Rate Cumulative Preferred Stock, Series B ($25 par value)
                    4.70% Preferred Stock ($100 par value)
                    4.84% Preferred Stock ($100 par value)

  This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates for shares of a series of preferred stock of Puget Sound Energy, Inc. listed above (each, a "Series of Preferred") to be tendered pursuant to the Offer (the "Shares") are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all other documents required by the Letter of Transmittal to be delivered to the Depositary on or prior to the Expiration Date (as defined in the Offer to Purchase referred to below). Such form may be delivered by hand or transmitted by mail, or by facsimile transmission, to the Depositary. See "Terms of the Offer--Procedure for Tendering Shares" in the Offer to Purchase.

  A SEPARATE NOTICE OF GUARANTEED DELIVERY MUST BE USED FOR EACH SERIES OF PREFERRED.

  THE ELIGIBLE INSTITUTION WHICH COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL AND CERTIFICATES FOR SHARES TO THE DEPOSITARY WITHIN THE TIME SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

                                      TO:
                   CHASEMELLON SHAREHOLDER SERVICES, L.L.C.,
                                  DEPOSITARY

          By Mail:               By Overnight Delivery:               By Hand:
    Post Office Box 3301           85 Challenger Road         120 Broadway, 13th Floor
 South Hackensack, NJ 07606         Mail Drop--Reorg             New York, NY 10271
                                                            Attn: Reorganization Depart-
    Attn: Reorganization        Ridgefield Park, NJ 07660               ment
         Department               Attn: Reorganization
                                       Department

                          By Facsimile Transmission:
                                (201) 329-8936
                             Confirm by Telephone:
                                (201) 296-4860

  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

  This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

  The undersigned hereby tenders to Puget Sound Energy, Inc. ("PSE"), a Washington corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated July 11, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is
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hereby acknowledged, the number of Shares listed below, pursuant to the guaranteed delivery procedure set forth in "Terms of the Offer--Procedure for Tendering Shares" in the Offer to Purchase.

SERIES OF PREFERRED (YOU MAY ONLY CHECK ONE):

  [_] ADJUSTABLE RATE CUMULATIVE PREFERRED STOCK, SERIES B ($25 PAR VALUE)
  [_] 4.70% PREFERRED STOCK ($100 PAR VALUE)
  [_] 4.84% PREFERRED STOCK ($100 PAR VALUE)

Number of Shares:

_______________________________________

Certificate Nos. (if available):

_______________________________________

_______________________________________

_______________________________________

_______________________________________

If shares will be tendered by book-entry transfer, Name of Tendering Institution:

_______________________________________

  Account No.              at (check one)

  [_] The Depository Trust Company
  [_] Philadelphia Depository Trust Company


_______________________________________
Signature(s)


_______________________________________
Name(s) of Record Holders(s)
(Please Print)


_______________________________________
Address


_______________________________________
Area Code and Telephone Number

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

              GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States that is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, guarantees (a) that the above-named person(s) has a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, (b) that such tender of Shares complies with Rule 14e-4 and (c) to deliver to the Depositary at one of its addresses set forth above certificate(s) for the Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Shares tendered hereby into the Depositary's account at The Depository Trust Company or Philadelphia Depository Trust Company, in each case together with (a) properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof), with any required signature guarantee(s) and any other required documents, all within three New York Stock Exchange trading days after the date hereof.

____________________________________   _________________________________________
            Name of Firm                         Authorized Signature

____________________________________   _________________________________________
              Address                                    Name

____________________________________   _________________________________________
        City, State, Zip Code                            Title

____________________________________
            Area Code and
           Telephone Number


  Dated: ____________, 1997

           DO NOT SEND STOCK CERTIFICATES WITH THIS FORM. YOUR STOCK CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.


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